Exhibit 99

FOR IMMEDIATE RELEASE

December 17, 2014

Contact: (analysts) Kris Wenker: 763-764-2607

(media) Kirstie Foster: 763-764-6364

GENERAL MILLS REPORTS FISCAL 2015 SECOND-QUARTER RESULTS

Company Reaffirms 2015 Full-year Outlook

MINNEAPOLIS, MINN.—General Mills (NYSE: GIS) today reported results for the second quarter of fiscal 2015.

Second Quarter Results Summary

•	Net sales for the 13 weeks ended Nov. 23, 2014, totaled $4.71 billion, down 3 percent from last year’s second quarter results. On a constant-currency basis, quarterly net sales declined 1 percent.

•	Segment operating profit totaled $847 million, down 8 percent. In constant currency, segment operating profit declined 6 percent.

•	Diluted earnings per share (EPS) totaled 56 cents compared to 84 cents in last year’s second quarter.

•	Adjusted diluted EPS, which excludes certain items affecting comparability of results, totaled 80 cents in the second quarter of 2015 compared to 83 cents in last year’s second quarter. On a constant-currency basis, adjusted diluted EPS essentially matched prior-year results.

Constant-currency net sales, total and constant-currency segment operating profit, adjusted diluted EPS and adjusted diluted EPS in constant currency are each non-GAAP measures. Please see Note 8 to the Consolidated Financial Statements below for reconciliation of these measures to the relevant GAAP measures.

General Mills Chairman and Chief Executive Officer Ken Powell said, “Second-quarter results were broadly in line with the updated outlook we provided in early November. Net sales declined for the quarter as anticipated, reflecting continued weak food-industry trends in the U.S. and slowing growth in key emerging markets. Adjusted diluted EPS came in slightly better than our estimate, primarily due to differences in expense timing. These quarterly results keep us on track to achieve the full-year fiscal 2015 targets announced last month.”

Second-quarter net sales of $4.71 billion were 3 percent below year-ago results. Foreign currency exchange reduced net sales growth by 2 percentage points. Pound volume subtracted 2 points of net sales growth, and net price realization and mix contributed 1 point of growth. Gross margin was below year-ago levels reflecting the lower net sales and product mix. Advertising and media expense declined 9 percent. Segment operating profit totaled $847 million, down 8 percent from year-ago results. General Mills recorded restructuring charges totaling $233 million pretax in the second quarter, including $19 million recorded in cost of sales. (Please see the Corporate Items section below for more information on restructuring actions.) Second-quarter net earnings attributable to General Mills totaled $346 million and diluted earnings per share (EPS) totaled 56 cents. Adjusted diluted EPS, which excludes restructuring expenses and certain other items affecting comparability, totaled 80 cents this year compared to 83 cents a year ago. Foreign currency exchange reduced 2015 second-quarter earnings per share by 3 cents.

Six Month Financial Summary

•	Net sales through the first six months of fiscal 2015 declined 3 percent to $8.98 billion. On a constant-currency basis, net sales declined 1 percent.

•	First-half segment operating profit totaled $1.54 billion, down 11 percent as reported and down 10 percent in constant currency.

•	Diluted EPS totaled $1.11 compared to $1.54 in last year’s first half.

•	First-half adjusted diluted EPS totaled $1.41 this year compared to $1.53 a year ago. Foreign currency exchange reduced fiscal 2015 first half EPS by 3 cents.

Following a first quarter where year-to-year differences in merchandising expense depressed reported net sales and gross margin, results improved in the second quarter. Through the first six months, U.S. Retail segment dollar market shares increased in categories representing 68 percent of the company’s sales volume in Nielsen-measured outlets. U.S. Retail products making particularly strong contributions to first-half net sales results included Yoplait Original Style and Greek yogurt varieties, Fiber One cookies and Fiber One Streusel snack bars, Nature Valley breakfast biscuits, Cinnamon Toast Crunch and Cheerios Protein cereals; and Chex gluten-free oatmeal. In the Convenience Stores and Foodservice segment, Yoplait GoGurt and Parfait Pro yogurt varieties, Nature Valley snacks, and bowlpack cereals were strong net sales contributors. International products posting strong first-half sales contributions included Old El Paso taco shells and dinner kits in Europe and Australia, Haagen Dazs Triple Sensations ice cream varieties in Europe and Asia, and Nature Valley snacks in Canada.

U. S. Retail Segment Results

Second-quarter net sales for General Mills’ U.S. Retail segment totaled $2.86 billion, down 4 percent from prior-year results. Lower pound volume subtracted 3 points of net sales growth, and unfavorable net price realization and mix subtracted 1 point of growth. During the quarter, the U.S. Retail businesses were realigned into five operating units. The Snacks and Yogurt operating units posted net sales gains for the quarter, while sales for the Cereal, Baking Products and Meals units declined. Advertising and media expense was 10 percent below year-ago levels. Segment operating profit totaled $616 million, down 10 percent primarily due to the net sales decline.

Through the first six months, U.S. Retail net sales totaled $5.31 billion, 4 percent below prior-year results. Lower pound volume subtracted 3 points of net sales growth and unfavorable net price realization and mix subtracted 1 point of growth. Segment operating profit totaled $1.07 billion, 17 percent below last year.

International Segment Summary

Second-quarter net sales for General Mills’ consolidated international businesses decreased 6 percent to $1.32 billion. Pound volume matched year-ago levels, and favorable net price realization and mix contributed 3 points of net sales growth. Foreign currency exchange reduced net sales growth by 9 percentage points. On a constant-currency basis, International segment net sales grew 3 percent overall, with gains of 4 percent in Europe, 2 percent in the Asia / Pacific region and 14 percent in Latin America. These gains were partially offset by a 7 percent net sales decline in Canada that reflected business disruption caused by a fire at a co-packer. Advertising and media expense declined 5 percent. Segment operating profit totaled $134 million, down 12 percent as reported and down 2 percent in constant currency. (Please see Note 8 for reconciliation of non-GAAP measures.)

Through the first six months of fiscal 2015, International segment net sales totaled $2.67 billion, down 2 percent. Foreign currency exchange reduced net sales growth by 7 percentage points. On a constant-currency basis, net sales grew 5 percent reflecting favorable net price realization and mix. Pound volume essentially matched prior-year levels. Six-month segment operating profit totaled $280 million, up 1 percent as reported and up 7 percent in constant-currency. (Please see Note 8.)

Convenience Stores and Foodservice

Second-quarter net sales for the Convenience Stores and Foodservice segment grew 4 percent to reach $530 million. Net price realization and mix contributed 5 points of net sales growth. Pound volume was 1 percent below year-ago levels. Yogurt, snacks, cereal and frozen breakfast items led sales performance in the quarter. Segment operating profit grew 13 percent to $96 million.

Through the first half of 2015, Convenience Stores and Foodservice net sales grew 3 percent to $1.00 billion. Net price realization and mix contributed 4 points of net sales growth, while pound volume reduced sales growth by 1 point. Six-month segment operating profit increased 15 percent to $184 million.

Joint Venture Summary

Combined after-tax earnings from the Cereal Partners Worldwide (CPW) and Häagen-Dazs Japan (HDJ) joint ventures totaled $27 million, up 4 percent. Constant-currency after-tax earnings from joint ventures grew 13 percent. (Please see Note 8 below for reconciliation of this non-GAAP measure). Constant-currency net sales grew 5 percent for HDJ and declined 3 percent for CPW. Through the first six months of 2015, after-tax joint-venture earnings totaled $53 million, up 6 percent as reported and up 9 percent in constant currency.

Corporate Items

Unallocated corporate items totaled $73 million net expense in the second quarter of fiscal 2015, compared to $49 million net expense a year earlier. Excluding mark-to-market valuation effects and restructuring costs in both years, unallocated corporate items totaled $49 million net expense this year compared to $70 million net expense a year ago.

General Mills recorded restructuring, impairment and other exit costs totaling $215 million pretax during the second quarter. An additional $19 million of restructuring expense was recorded in cost of sales.

Net interest expense rose 13 percent to $77 million in the second quarter, reflecting increased debt due in part to the acquisition of Annie’s completed on Oct. 21, 2014. The effective tax rate was 31.8 percent in this year’s second quarter. Excluding items affecting comparability, the adjusted effective tax rate was 33.5 percent for the second quarter and 33.0 percent for the first half of 2015 (Please see Note 8 for reconciliation of this non-GAAP measure.)

Cash Flow Items

Cash provided by operating activities totaled $863 million through the first six months of 2015, down from the prior year primarily due to increased cash use from changes in working capital and lower net earnings. Cash payments related to restructuring actions totaled $10 million through the first half of 2015. Capital investments through the first six months totaled $318 million. Dividends paid year-to-date rose to $503 million.

During the first half of 2015, General Mills repurchased nearly 19 million shares of common stock for an aggregate purchase price of $969 million. The average number of diluted shares outstanding decreased by 31 million during the first half, reflecting the impact of repurchase activity during both fiscal 2014 and 2015.

Outlook

Powell said, “The operating environment remains challenging but, as we move into the second half of our fiscal year, we expect to renew sales and profit growth.” The company’s second-half marketing plans include a strong line-up of new product introductions worldwide, along with product news on many key established brands. Savings from the company’s ongoing Holistic Margin Management (HMM) program are targeted to exceed $400 million in fiscal 2015, and several incremental cost-reduction actions launched this year are expected to contribute to margin improvement in the second half. The company said these initiatives to streamline its North American supply chain network and reduce overhead costs are on track to generate $40 million in cost savings in the second half of fiscal 2015. Cumulative annual savings from these efforts are expected to total between $260 and $280 million in fiscal 2016, and exceed $350 million in fiscal 2017.

General Mills reaffirmed its fiscal 2015 full-year targets. Net sales in constant currency are expected to grow at a low single-digit rate from the 2014 base of $17.9 billion. This includes an estimated 2 points of sales growth from the 53rd week in fiscal 2015 and approximately $120 million of incremental sales from the Annie’s acquisition. Total segment operating profit in constant currency is expected to decline at a low single-digit rate from prior-year results of $3.15 billion. Fiscal 2015 adjusted diluted earnings per share (which excludes mark-to-market valuation effects, currency devaluation and restructuring costs) are expected to grow at a low-single-digit rate in constant currency from the base of $2.82 earned in fiscal 2014. At current exchange rates the company estimates a 5-cent EPS headwind from currency translation in 2015.

General Mills will hold a briefing for investors today, December 17, 2014, beginning at 8:30 a.m. Eastern time. You may access the web cast from General Mills’ internet home page: generalmills.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements, including the statements under the caption “Outlook,” and statements made by Mr. Powell, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in the legal and regulatory environment, including labeling and advertising regulations and litigation; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure or breach of our information technology systems; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.

Consolidated Statements of Earnings and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions, Except per Share Data)

	Quarter Ended			Six-Month Period Ended
	Nov. 23, 2014	Nov. 24, 2013	% Change	Nov. 23, 2014	Nov. 24, 2013	% Change
Net sales	$4,712.2	$4,875.7	(3.4)%	$8,980.6	$9,248.4	(2.9)%
Cost of sales	3,093.1	3,114.0	(0.7)%	5,922.8	5,873.7	0.8%
Selling, general, and administrative expenses	845.5	890.9	(5.1)%	1,712.7	1,766.3	(3.0)%
Restructuring, impairment, and other exit costs	214.6	0.7	NM	228.6	3.5	NM

Operating profit	559.0	870.1	(35.8)%	1,116.5	1,604.9	(30.4)%
Interest, net	77.3	68.7	12.5%	155.8	147.5	5.6%

Earnings before income taxes and after-tax earnings from joint ventures	481.7	801.4	(39.9)%	960.7	1,457.4	(34.1)%
Income taxes	153.4	266.7	(42.5)%	306.0	478.7	(36.1)%
After-tax earnings from joint ventures	27.1	26.1	3.8%	53.1	50.2	5.8%

Net earnings, including earnings attributable to redeemable and noncontrolling interests	355.4	560.8	(36.6)%	707.8	1,028.9	(31.2)%
Net earnings attributable to redeemable and noncontrolling interests	9.3	10.9	NM	16.5	19.7	NM

Net earnings attributable to General Mills	$346.1	$549.9	(37.1)%	$691.3	$1,009.2	(31.5)%

Earnings per share—basic	$0.58	$0.87	(33.3)%	$1.14	$1.58	(27.8)%

Earnings per share—diluted	$0.56	$0.84	(33.3)%	$1.11	$1.54	(27.9)%

Dividends per share	$0.41	$0.38	7.9%	$0.82	$0.76	7.9%

	Quarter Ended			Six-Month Period Ended
	Nov. 23, 2014	Nov. 24, 2013	Basis Pt Change	Nov. 23, 2014	Nov. 24, 2013	Basis Pt Change
Comparisons as a % of net sales:
Gross margin	34.4%	36.1%	(170)	34.1%	36.5%	(240)
Selling, general, and administrative expenses	18.0%	18.3%	(30)	19.1%	19.1%	—
Operating profit	11.9%	17.8%	(590)	12.4%	17.4%	(500)
Net earnings attributable to General Mills	7.4%	11.3%	(390)	7.7%	10.9%	(320)

	Quarter Ended			Six-Month Period Ended
	Nov. 23, 2014	Nov. 24, 2013	Basis Pt Change	Nov. 23, 2014	Nov. 24, 2013	Basis Pt Change
Comparisons as a % of net sales excluding certain items affecting comparability (a):
Gross margin	34.9%	35.7%	(80)	34.9%	36.3%	(140)
Operating profit	17.0%	17.4%	(40)	15.8%	17.2%	(140)
Net earnings attributable to General Mills	10.6%	11.0%	(30)	9.8%	10.8%	(100)

(a)	See Note 8 for a reconciliation of this measure not defined by generally accepted accounting principles (GAAP).

See accompanying notes to consolidated financial statements.

Operating Segment Results and Supplementary Information

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Quarter Ended			Six-Month Period Ended			Fiscal Year
	Nov. 23, 2014	Nov. 24, 2013	% Change	Nov. 23, 2014	Nov. 24, 2013	% Change	2014
Net sales:
U.S. Retail	$2,861.6	$2,965.4	(3.5)%	$5,305.9	$5,549.5	(4.4)%	$10,604.9
International	1,321.1	1,403.3	(5.9)%	2,672.2	2,724.1	(1.9)%	5,385.9
Convenience Stores and Foodservice	529.5	507.0	4.4%	1,002.5	974.8	2.8%	1,918.8

Total	$4,712.2	$4,875.7	(3.4)%	$8,980.6	$9,248.4	(2.9)%	$17,909.6

Operating profit:
U.S. Retail	$616.1	$681.6	(9.6)%	$1,073.3	$1,293.5	(17.0)%	$2,311.5
International	134.3	153.2	(12.3)%	280.3	278.8	0.5%	535.1
Convenience Stores and Foodservice	96.2	84.9	13.3%	183.5	159.0	15.4%	307.3

Total segment operating profit	846.6	919.7	(8.0)%	1,537.1	1,731.3	(11.2)%	3,153.9
Unallocated corporate items	73.0	48.9	49.3	192.0	122.9	56.2%	196.2
Divestiture (gain)	—	—	NM	—	—	NM	(65.5)
Restructuring, impairment, and other exit costs	214.6	0.7	NM	228.6	3.5	NM	3.6
Venezuela currency devaluation	—	—	NM	—	—	NM	62.2

Operating profit	$559.0	$870.1	(35.8)%	$1,116.5	$1,604.9	(30.4)%	$2,957.4

	Quarter Ended			Six-Month Period Ended
	Nov. 23, 2014	Nov. 24, 2013	Basis Pt Change	Nov. 23, 2014	Nov. 24, 2013	Basis Pt Change
Segment operating profit as a % of net sales:
U.S. Retail	21.5%	23.0%	(150)	20.2%	23.3%	(310)
International	10.2%	10.9%	(70)	10.5%	10.2%	30
Convenience Stores and Foodservice	18.2%	16.7%	150	18.3%	16.3%	200

Total segment operating profit	18.0%	18.9%	(90)	17.1%	18.7%	(160)

See accompanying notes to consolidated financial statements.

Consolidated Balance Sheets

GENERAL MILLS, INC. AND SUBSIDIARIES

(In Millions, Except Par Value)

	Nov. 23, 2014	Nov. 24, 2013	May 25, 2014
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$894.5	$774.2	$867.3
Receivables	1,705.8	1,725.5	1,483.6
Inventories	1,893.4	1,752.3	1,559.4
Deferred income taxes	98.5	110.8	74.1
Prepaid expenses and other current assets	394.2	413.0	409.1

Total current assets	4,986.4	4,775.8	4,393.5
Land, buildings, and equipment	3,824.2	3,809.0	3,941.9
Goodwill	9,078.7	8,646.5	8,650.5
Other intangible assets	5,127.9	5,020.4	5,014.3
Other assets	1,186.5	900.4	1,145.5

Total assets	$24,203.7	$23,152.1	$23,145.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,656.7	$1,424.1	$1,611.3
Current portion of long-term debt	750.7	852.8	1,250.6
Notes payable	2,071.4	1,051.3	1,111.7
Other current liabilities	1,614.9	1,661.9	1,449.9

Total current liabilities	6,093.7	4,990.1	5,423.5
Long-term debt	7,713.1	6,740.6	6,423.5
Deferred income taxes	1,761.5	1,450.3	1,666.0
Other liabilities	1,623.8	1,874.2	1,643.2

Total liabilities	17,192.1	15,055.2	15,156.2

Redeemable interest	901.4	1,010.4	984.1
Stockholders’ equity:
Common stock, 754.6 shares issued, $0.10 par value	75.5	75.5	75.5
Additional paid-in capital	1,260.3	1,164.2	1,231.8
Retained earnings	11,975.3	11,465.5	11,787.2
Common stock in treasury, at cost, shares of 157.9, 128.2 and 142.3	(6,079.2)	(4,465.1)	(5,219.4)
Accumulated other comprehensive loss	(1,559.6)	(1,606.7)	(1,340.3)

Total stockholders’ equity	5,672.3	6,633.4	6,534.8
Noncontrolling interests	437.9	453.1	470.6

Total equity	6,110.2	7,086.5	7,005.4

Total liabilities and equity	$24,203.7	$23,152.1	$23,145.7

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

GENERAL MILLS, INC. AND SUBSIDIARIES

(Unaudited) (In Millions)

	Six-Month Period Ended
	Nov. 23, 2014	Nov. 24, 2013
Cash Flows—Operating Activities
Net earnings, including earnings attributable to redeemable and noncontrolling interests	$707.8	$1,028.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	290.4	297.6
After-tax earnings from joint ventures	(53.1)	(50.2)
Distributions of earnings from joint ventures	28.9	25.6
Stock-based compensation	64.9	64.6
Deferred income taxes	13.2	67.9
Tax benefit on exercised options	(26.8)	(39.5)
Pension and other postretirement benefit plan contributions	(24.4)	(24.7)
Pension and other postretirement benefit plan costs	46.0	62.3
Restructuring, impairment, and other exit costs	236.6	(11.1)
Changes in current assets and liabilities, excluding the effects of acquisitions	(414.4)	(338.9)
Other, net	(5.9)	(73.6)

Net cash provided by operating activities	863.2	1,008.9

Cash Flows—Investing Activities
Purchases of land, buildings, and equipment	(317.6)	(268.8)
Acquisitions, net of cash acquired	(822.3)	—
Investments in affiliates, net	(32.3)	(46.9)
Proceeds from disposal of land, buildings, and equipment	1.1	1.0
Other, net	(0.1)	(2.7)

Net cash used by investing activities	(1,171.2)	(317.4)

Cash Flows—Financing Activities
Change in notes payable	922.3	455.1
Issuance of long-term debt	1,274.5	923.0
Payment of long-term debt	(393.3)	(720.3)
Proceeds from common stock issued on exercised options	35.9	27.5
Tax benefit on exercised options	26.8	39.5
Purchases of common stock for treasury	(968.8)	(863.9)
Dividends paid	(503.2)	(489.8)
Distributions to noncontrolling and redeemable interest holders	(20.5)	(24.6)
Other, net	(4.0)	(0.7)

Net cash provided (used) by financing activities	369.7	(654.2)

Effect of exchange rate changes on cash and cash equivalents	(34.5)	(4.5)

Increase in cash and cash equivalents	27.2	32.8
Cash and cash equivalents—beginning of year	867.3	741.4

Cash and cash equivalents—end of period	$894.5	$774.2

Cash Flow from Changes in Current Assets and Liabilities, excluding the effects of acquisitions:
Receivables	$(248.8)	$(277.1)
Inventories	(309.6)	(214.4)
Prepaid expenses and other current assets	(6.6)	53.1
Accounts payable	139.7	38.9
Other current liabilities	10.9	60.6

Changes in current assets and liabilities	$(414.4)	$(338.9)

See accompanying notes to consolidated financial statements.

GENERAL MILLS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(1)	The accompanying Consolidated Financial Statements of General Mills, Inc. (we, us, our, General Mills, or the Company) have been prepared in accordance with accounting principles generally accepted in the United States for annual and interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.

Beginning in the first quarter of fiscal 2015, we have changed how we assess operating segment performance to exclude the asset and liability remeasurement impact of hyperinflationary economies. This impact is now included in unallocated corporate items. All periods presented have been changed to conform to this presentation.

(2)	Beginning with the second quarter of fiscal 2015, we realigned certain operating units within our U.S. Retail operating segment. We also changed the name of our Yoplait operating unit to Yogurt and our Big G operating unit to Cereal. Frozen Foods transitioned into Meals and Baking Products. Small Planet Foods transitioned into Snacks, Cereal, and Meals. Yogurt was unchanged. We revised the amounts previously reported in the net sales percentage change by operating unit within our U.S. Retail segment. These realignments had no effect on previously reported consolidated net sales, operating segments’ net sales, operating profit, segment operating profit, net earnings attributable to General Mills or earnings per share.

(3)	On October 21, 2014, we acquired Annie’s, Inc. (Annie’s), a publically traded food company headquartered in Berkeley, California, for an aggregate purchase price of $821.2 million, which we funded by issuing debt. We consolidated Annie’s into our Consolidated Balance Sheets and recorded goodwill of $589.8 million, an indefinite lived intangible asset for the Annie’s brand of $244.5 million and a finite lived customer relationship asset of $23.9 million. The pro forma effects of this acquisition were not material.

(4)	We are currently pursuing several multi-year restructuring initiatives designed to increase our efficiency and focus our business behind our key growth strategies. Charges related to these activities were as follows:

	Quarter Ended		Six-Month Period Ended
In Millions	Nov. 23, 2014	Nov. 24, 2013	Nov. 23, 2014	Nov. 24, 2013
Cost of sales	$18.6	$—	$18.6	$—
Restructuring, impairment, and other exit costs	214.6	0.7	228.6	3.5

Total	$233.2	$0.7	$247.2	$3.5

During the second quarter of fiscal 2015, we approved Project Catalyst, a restructuring plan to increase organizational effectiveness and reduce overhead expense. In connection with this project, we expect to eliminate approximately 700 to 800 positions primarily in the United States. We expect to incur approximately $160 million of net expenses relating to these actions of which approximately $123 million will be cash. We expect these actions to be largely completed by the end of fiscal 2015.

Project Century is a review of our North American manufacturing and distribution network to streamline operations and identify potential capacity reductions which we expect to complete by the end of fiscal 2017. During the second quarter of fiscal 2015, we approved a restructuring plan to consolidate yogurt manufacturing capacity and exit our Methuen, MA facility in our U.S. Retail and Convenience Stores and Foodservice supply chains as part of Project Century. This action will affect approximately 250 positions. We expect to incur approximately $65 million of net expenses relating to this action of which approximately $17 million will be cash. We expect this action to be completed by the end of fiscal 2016.

Also as part of Project Century, during the second quarter of fiscal 2015, we approved a restructuring plan to eliminate excess cereal and dry mix capacity and exit our Lodi, CA facility in our U.S. Retail supply chain. This action will affect approximately 430 positions. We expect to incur approximately $123 million of net expenses relating to this action of which approximately $24 million will be cash. We expect this action to be completed by the end of fiscal 2016.

During the first quarter of fiscal 2015, we approved a plan to combine certain Yoplait and General Mills operational facilities within our International segment to increase efficiencies and reduce costs. This action will affect approximately 240 positions. We expect to incur approximately $15 million of net expenses relating to this action of which approximately $14 million will be cash. We expect this action to be completed in fiscal 2016.

(5)	For the second quarter of fiscal 2015, unallocated corporate expense totaled $73 million compared to $49 million in the same period last year. We recorded a $5 million net increase in expense related to the mark-to-market valuations of certain commodity positions and grain inventories in the second quarter of fiscal 2015, compared to a $21 million net decrease in expense in the second quarter of fiscal 2014.

For the six-month period ended November 23, 2014, unallocated corporate expense totaled $192 million compared to $123 million in the same period last year. We recorded a $54 million net increase in expense related to the mark-to-market valuations of certain commodity positions and grain inventories in the six-month period ended November 23, 2014, compared to a $20 million net decrease in expense in the six-month period ended November 24, 2013.

(6)	Basic and diluted earnings per share (EPS) were calculated as follows:

	Quarter Ended		Six-Month Period Ended
In Millions, Except per Share Data	Nov. 23, 2014	Nov. 24, 2013	Nov. 23, 2014	Nov. 24, 2013
Net earnings attributable to General Mills	$346.1	$549.9	$691.3	$1,009.2

Average number of common shares—basic EPS	602.6	633.2	607.6	638.1
Incremental share effect from: (a)
Stock options	11.3	12.2	11.7	12.5
Restricted stock, restricted stock units, and other	4.5	4.6	4.5	4.5

Average number of common shares—diluted EPS	618.4	650.0	623.8	655.1

Earnings per share—basic	$0.58	$0.87	$1.14	$1.58
Earnings per share—diluted	$0.56	$0.84	$1.11	$1.54

(a)	Incremental shares from stock options and restricted stock units are computed by the treasury stock method.

(7)	The effective tax rate for the six-month period ended November 23, 2014 was 31.8 percent compared to 32.8 percent for the six-month period ended November 24, 2013. The 1.0 percentage point decrease was primarily due to favorable state audit settlements and tax law changes.

(8)	We have included ten measures in this release that are not defined by generally accepted accounting principles (GAAP): (1) constant currency net sales growth rates, (2) diluted EPS excluding mark-to-market valuation of certain commodity positions and grain inventories (“mark-to-market effects”), restructuring costs (“restructuring costs”), and integration costs resulting from the acquisition of Annie’s (“acquisition integration costs”) (collectively, these 3 items are referred to as “certain items affecting comparability” in this footnote), (3) diluted EPS excluding certain items affecting comparability growth rate on a constant currency basis, (4) total segment operating profit, (5) constant currency total segment operating profit growth rates, (6) constant currency International segment operating profit growth rates, (7) constant currency after-tax earnings from joint ventures, (8) earnings comparisons as a percent of net sales excluding certain items affecting comparability, (9) constant currency net sales growth rates for our International segment in total and by region, and (10) effective income tax rates excluding certain items affecting comparability. We believe that these measures provide useful supplemental information to assess our operating performance. These measures are reconciled below to the measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our diluted EPS and operating performance measures as calculated in accordance with GAAP.

Certain measures in this release are presented excluding the impact of foreign currency exchange. To present this information, current period results for entities reporting in currencies other than United States dollars are translated into United States dollars at the average exchange rates in effect during the corresponding period of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Therefore, the foreign currency impact is equal to current year results in local currencies multiplied by the change in the average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

Constant currency net sales growth rates follow:

	Quarter Ended Nov. 23, 2014
	Percentage Change in Net Sales as Reported	Impact of Foreign Currency Exchange	Percentage Change in Net Sales on Constant Currency Basis
Total Net Sales	(3)%	(2)	(1)%

	Six-Month Period Ended Nov. 23, 2014
	Percentage Change in Net Sales as Reported	Impact of Foreign Currency Exchange	Percentage Change in Net Sales on Constant Currency Basis
Total Net Sales	(3)%	(2)	(1)%

Diluted EPS excluding certain items affecting comparability and the related constant currency growth rates follows:

	Quarter Ended			Six-Month Period Ended			Fiscal Year
Per Share Data	Nov. 23, 2014	Nov. 24, 2013	Change	Nov. 23, 2014	Nov. 24, 2013	Change	2014
Diluted earnings per share, as reported	$0.56	$0.84	(33)%	$1.11	$1.54	(28)%	$2.83
Mark-to-market effects (a)	—	(0.02)		0.05	(0.02)		(0.05)
Restructuring costs (b)	0.24	0.01		0.25	0.01		0.01
Venezuela currency devaluation (c)	—	—		—	—		0.09
Divestiture gain, net (d)	—	—		—	—		(0.06)

Diluted earnings per share, excluding certain items affecting comparability (e)	$0.80	$0.83	(4)%	$1.41	$1.53	(8)%	$2.82

Foreign currency exchange impact			(4)%			(2)%

Diluted earnings per share growth, excluding certain items affecting comparability, on a constant currency basis			Flat			(6)%

(a)	See Note 5.
(b)	See Note 4.
(c)	Impact of remeasuring the assets and liabilities of our Venezuelan subsidiary following currency devaluation in fiscal 2014.
(d)	During the fourth quarter of fiscal 2014, we sold certain grain elevators in our U.S. Retail segment.
(e)	Items affecting comparability includes integration costs resulting from the acquisition of Annie’s in fiscal 2015. The impact on diluted earnings per share, excluding certain items affecting comparability was less than $.01 for both the quarter and six-month periods ended November 23, 2014.

A reconciliation of total segment operating profit to the relevant GAAP measure, operating profit, is included in the Statements of Operating Segment Results.

Constant currency total segment operating profit growth rates follow:

	Quarter Ended Nov. 23, 2014
	Percentage Change in Total Segment Operating Profit as Reported	Impact of Foreign Currency Exchange		Percentage Change in Total Segment Operating Profit on Constant Currency Basis
Total Segment Operating Profit	(8)%	(2	)pts	(6)%

	Six-Month Period Ended Nov. 23, 2014
	Percentage Change in Total Segment Operating Profit as Reported	Impact of Foreign Currency Exchange		Percentage Change in Total Segment Operating Profit on Constant Currency Basis
Total Segment Operating Profit	(11)%	(1	)pt	(10)%

Constant currency International segment operating profit growth rates follows:

	Quarter Ended Nov. 23, 2014
	Percentage Change in Segment Operating Profit as Reported	Impact of Foreign Currency Exchange		Percentage Change in Segment Operating Profit on Constant Currency Basis
International Segment Operating Profit	(12)%	(10	)pts	(2)%

	Six-Month Period Ended Nov. 23, 2014
	Percentage Change in Segment Operating Profit as Reported	Impact of Foreign Currency Exchange		Percentage Change in Segment Operating Profit on Constant Currency Basis
International Segment Operating Profit	1%	(6	)pts	7%

Constant currency International net sales growth rates follow:

	Quarter Ended Nov. 23, 2014
	Percentage Change in Net Sales as Reported	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	Flat	(4	)pts	4%
Canada	(13)%	(6)		(7)
Asia/Pacific	1	(1)		2
Latin America	(17)	(31)		14

Total International	(6)%	(9	)pts	3%

	Six-Month Period Ended Nov. 23, 2014
	Percentage Change in Net Sales as Reported (a)	Impact of Foreign Currency Exchange		Percentage Change in Net Sales on Constant Currency Basis
Europe	4%	—		4%
Canada	(10)	(6	)pts	(4)
Asia/Pacific	3	—		3
Latin America	(11)	(28)		17

Total International	(2)%	(7	)pts	5%

Constant currency after-tax earnings from joint ventures follow:

	Quarter Ended Nov. 23, 2014
	Percentage Change in After-tax Earnings from Joint Ventures as Reported	Impact of Foreign Currency Exchange		Percentage Change in After-tax Earnings from Joint Ventures on Constant Currency Basis
Total Joint Ventures	4%	(9	)pts	13%

	Six-Month Period Ended Nov. 23, 2014
	Percentage Change in After-tax Earnings from Joint Ventures as Reported	Impact of Foreign Currency Exchange		Percentage Change in After-tax Earnings from Joint Ventures on Constant Currency Basis
Total Joint Ventures	6%	(3	)pts	9%

Earnings comparisons as a percent of net sales excluding certain items affecting comparability follow:

	Quarter Ended
In Millions	Nov. 23, 2014		Nov. 24, 2013
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$1,619.1	34.4%	$1,761.7	36.1%
Mark-to-market effects (b)	5.1	0.1%	(21.0)	(0.4)%
Restructuring costs (c)	18.6	0.4%	—	—%

Adjusted gross margin	$1,642.8	34.9%	$1,740.7	35.7%

Operating profit as reported	$559.0	11.9%	$870.1	17.8%
Mark-to-market effects (b)	5.1	0.1%	(21.0)	(0.4)%
Restructuring costs (c)	233.9	5.0%	0.7	—%
Acquisition integration costs (d)	3.5	—%	—	—%

Adjusted operating profit	$801.5	17.0%	$849.8	17.4%

Net earnings attributable to General Mills as reported	$346.1	7.4%	$549.9	11.3%
Mark-to-market effects, net of tax (b)	3.2	0.1%	(13.2)	(0.3)%
Restructuring costs, net of tax (c)	147.4	3.1%	0.5	—%
Acquisition integration costs, net of tax (d)	2.7	—%	—	—%

Adjusted net earnings attributable to General Mills	$499.4	10.6%	$537.2	11.0%

	Six-Month Period Ended
In Millions	Nov. 23, 2014		Nov. 24, 2013
Comparisons as a % of Net Sales	Value	Percent of Net Sales	Value	Percent of Net Sales
Gross margin as reported (a)	$3,057.8	34.1%	$3,374.7	36.5%
Mark-to-market effects (b)	54.3	0.6%	(20.2)	(0.2)%
Restructuring costs (c)	18.6	0.2%	3.5	—%

Adjusted gross margin	$3,130.7	34.9%	$3,354.5	36.3%

Operating profit as reported	$1,116.5	12.4%	$1,604.9	17.4%
Mark-to-market effects (b)	54.3	0.6%	(20.2)	(0.2)%
Restructuring costs (c)	247.9	2.8%	3.5	—%
Acquisition integration costs (d)	3.5	—%	—	—%

Adjusted operating profit	$1,422.2	15.8%	$1,588.2	17.2%

Net earnings attributable to General Mills as reported	$691.3	7.7%	$1,009.2	10.9%
Mark-to-market effects, net of tax (b)	34.2	0.4%	(12.7)	(0.1)%
Restructuring costs, net of tax (c)	152.2	1.7%	3.1	—%
Acquisition integration costs, net of tax (d)	2.7	—%	—	—%

Adjusted net earnings attributable to General Mills	$880.4	9.8%	$999.6	10.8%

(a)	Net sales less cost of sales.
(b)	See Note 5.
(c)	See Note 4.
(d)	Integration costs resulting from the acquisition of Annie’s, Inc.

A reconciliation of the effective income tax rate as reported to the effective income tax rate excluding certain items affecting comparability follows:

	Quarter Ended				Six-Month Period Ended
	Nov. 23, 2014		Nov. 24, 2013		Nov. 23, 2014		Nov. 24, 2013
In Millions	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes	Pretax Earnings (a)	Income Taxes
As reported	$481.7	$153.4	$801.4	$266.7	$960.7	$306.0	$1,457.4	$478.7
Mark-to-market effects (b)	5.1	1.9	(21.0)	(7.8)	54.3	20.1	(20.2)	(7.5)
Restructuring costs (c)	233.9	86.5	0.7	0.2	247.9	91.1	3.5	0.4
Acquisition integration costs (d)	3.5	0.8	—	—	3.5	0.8	—	—

As adjusted	$724.2	$242.6	$781.1	$259.1	$1,266.4	$418.0	$1,440.7	$471.6

Effective tax rate:
As reported		31.8%		33.3%		31.8%		32.8%
As adjusted		33.5%		33.2%		33.0%		32.7%

(a)	Earnings before income taxes and after-tax earnings from joint ventures.
(b)	See Note 5.
(c)	See Note 4.
(d)	Integration costs resulting from the acquisition of Annie’s, Inc.